FORM OF
		PARTIAL TERMINATION OF LEASE

     This  Partial Termination of Lease is executed by  and
among  State  Street  Bank and Trust Company,  not  in  its
individual   capacity  but  as  Trustee,  Mercantile   Bank
National  Association, and Entergy  Arkansas,  Inc.  as  of
October 31, 1996;

     WHEREAS,  System  Fuels,  Inc.,  as  Lessee,  and  The
Connecticut Bank and Trust Company, National Association, as Trustee and as Lessor, entered into a Lease of Railroad
Equipment dated May 15, 1984 (the "Lease") concerning the lease of certain steel gondola railcars (the"Units");

     WHEREAS, Entergy Arkansas, Inc. ("EAI"), formerly named Arkansas Power & Light Company, is now Lessee under the Lease; State Street Bank & Trust Company, as Trustee, is now Lessor under the Lease; and Mercantile Bank National
Association is now Owner of the Units;

     WHEREAS, the Units have become economically obsolete in EAI's business and the Lease is therefore subject to termination under Section 7.9 thereof;

     WHEREAS, EAI has located a third parry who is willing to purchase 122 of the Units leased under the Lease from the Trustee and the Owner provided that the Lease is terminated as to those 122 Units;

     WHEREAS, John Hancock Mutual Life Insurance Company, as Vendor, has consented to termination of the Lease as to such 122 Units and the sale thereof to said third party;

     WHEREAS, the Trustee and the Owner are willing to terminate the Lease as to said 122 Units and to revise the semiannual rentals payable under the Lease to reflect the deletion of said 122 Units from the Lease;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the Trustee, the Owner, and EAI, intending to be legally bound, agree as follows:

     1. Terms not defined herein have the meanings given to them in the Lease.

     2. The parties hereby waive any and all notices to which they may be entitled under the Lease or any other agreements.

     3.  On  the  date that this Agreement is executed  and
delivered  (the  "Group  I Termination  Date"),  the  Lease
shall terminate as to the 67 Units listed under GROUP I  on
Exhibit "A" attached hereto and made a part hereof  On  the
Group  I  Termination Date, EAI shall pay to the  Owner  by
wire  transfer  the amount shown on the following  schedule
under  Equity Payment for the Group I Termination Date  and
shall  pay to the Vendor by wire transfer the amount  shown
on  the  following schedule under Interest Payment for  the
Group   I  Termination  Date,  which  Equity  Payment   and
Interest Payment together shall constitute the full and final rental payment owed by EAI under the Lease with regard to the 67 Units listed under GROUP I on Exhibit
"A". On the Group I Termination Date, the Trustee shall pay or shall cause to be paid to the Vendor by wire transfer the sum of $621,199.66 in full payment of all amounts owed to the Vendor on account of said 67 Units.

   Group I Termination     Equity        Interest
           Date            Payment       Payment
   October 31, 1996       $8,816.78     $14,008.51
   November 1, 1996       $8,961.31     $14,238.16

     4. Effective November 7, 1996 (the "Group II Termination Date"), the Lease shall terminate as to the 55 Units listed under GROUP II on Exhibit "A" attached hereto and made a part hereof On the Group II Termination Date, EAI shall pay the sum of $8,068.20 to the Owner by wire transfer and shall pay the sum of $12,819.14 to the Vendor by wire transfer, which payments together shall constitute the full and final rental payment owed by EAI under the Lease with regard to the 55 Units listed under GROUP II on Exhibit "A". On the same day, the Trustee shall pay or shall cause to be paid to the Vendor by wire transfer the sum of $510,984.74 in full payment of all amounts owed to the Vendor on account of said 55 Units.

     5.  On  the Group I Termination Date or the  Group  II
Termination  Date,  as the case may be, EAI  shall  deliver
possession  of  the  Units listed on  Exhibit  "A"  to  the
Trustee   at   such  location  as  EAI  may  designate   in
Coffeyville,  Kansas.  Each Unit returned  to  the  Trustee
pursuant  to  this  Agreement shall  (i)  be  in  the  same
operating  order, repair and condition as  when  originally
delivered to the Lessee, reasonable wear and tear excepted,
(ii)   meet   the  standards  then  in  effect  under   the
interchange rules of the Association of American  Railroads
and/or  the applicable rules of any governmental agency  or
other   organization  with  jurisdiction  and  (iii)   have
attached  or affixed thereto any special device  considered
an accession thereto as provided in Section 11 of the Lease
and   have  removed  therefrom  any  such  device  not   so
considered an accession. EAI shall not be required to provide storage for any Units after delivery pursuant to this provision.

     6. Effective with the semiannual rental payment due on
March  1,  1997,  the total of individual  Unit  semiannual
rental  payments due under the Lease shall be  adjusted  to
reflect the partial termination of the Lease as to the  122
Units listed on Exhibit "A", with the resultant total semiannual rental payment being $296,582.62, subject to such further adjustment as may otherwise be allowed under the Lease.

     7. Except as expressly modified herein, the Lease shall remain in full force and effect. EAI reserves its right under Section 7.9 of the Lease to terminate the Lease as to any and all other Units leased thereunder.

     8. This agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may not be changed or amended except by written instrument duly executed by the parties hereto. Except as otherwise provided herein, this agreement supersedes all previous agreements, proposals, offers, and representations with respect to the 122 Units listed on Exhibit "A";
provided however, each of EAI, Owner, and Trustee hereby retains any and all rights and remedies with respect to rental payments that became due under the Lease on or before September 1, 1996, including rental payments due on account of the 122 Units listed on Exhibit "A".

     9. This agreement may be executed in any number of counterparts, each of which shall be deemed an original with respect to any party whose signature appears thereon, and all such counterparts shall together constitute one and the same instrument.

     10. This agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     11.   This   agreement  shall  be  governed   by   and
interpreted in accordance with the laws of the State of New
York.

     12. All indemnities contained in the Lease, including without limitation those contained in Section 12 of the Lease, that would survive the termination of the Lease pursuant to the original terms of the Lease, shall survive this partial termination of the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.


                      STATE STREET BANK & TRUST
                      COMPANY (TRUSTEE)

                      BY:
                      TITLE: Assistant Vice President

                      MERCANTILE BANK NATIONAL
                      ASSOCIATION (OWNER)

                      BY:
                      TITLE: Senior Vice President

                      ENTERGY ARKANSAS, INC. (EAI)
                      BY:
                      TITLE: V. President, Fuels & System
                      Operations

                         EXHIBIT "A"
                             TO
                PARTIAL TERMINATION OF LEASE
                        BY AND AMONG
             STATE STREET BANK & TRUST COMPANY.
          MERCANTILE BANK NATIONAL ASSOCIATION. AND
                   ENTERGY ARKANSAS. INC.


                           GROUP I


    SFIX 2586            SFIX 2741          SFIX 2823
    SFIX 2591            SFIX 2742          SFIX 2828
    SFIX 2594            SFIX 2747          SFIX 2831
    SFIX 2612            SFIX 2749          SFIX 2844
    SFIX 2619            SFIX 2751          SFIX 2859
    SFIX 2631            SFIX 2754          SFIX 2869
    SFIX 2638            SFIX 2758          SFIX 2873
    SFIX 2641            SFIX 2759          SFIX 2875
    SFIX 2668            SFIX 2760          SFIX 2889
    SFIX 2671            SFIX 2767          SFIX 2756
    SFIX 2684            SFIX 2783          SFIX 2762
    SFIX 2687            SFIX 2789          SFIX 2777
    SFIX 2694            SFIX 2791          SFIX 2781
    SFIX 2696            SFIX 2796          SFIX 2782
    SFIX 2698            SFIX 2798          SFIX 2784
    SFIX 2702            SFIX 2806          SFIX 2795
    SFIX 2720            SFIX 2811          SFIX 2807
    SFIX 2727            SFIX 2813          SFIX 2808
    SFIX 2730            SFIX 2815          SFIX 2822
    SFIX 2731            SFIX 2816          SFIX 2825
    SFIX 2733            SFIX 2817          SFIX 2871
    SFIX 2735            SFIX 2818
    SFIX 2740            SFIX 2819

                          GROUP II


    SFIX 2577             SFIX 2657          SFIX 2772
    SFIX 2584             SFIX 2658          SFIX 2773
    SFIX 2599             SFIX 2662          SFIX 2776
    SFIX 2600             SFIX 2667          SFIX 2785
    SFIX 2603             SFIX 2675          SFIX 2790
    SFIX 2607             SFIX 2681          SFIX 2812
    SFIX 2608             SFIX 2683          SFIX 2814
    SFIX 2609             SFIX 2695          SFIX 2829
    SFIX 2613             SFIX 2697          SFIX 2834
    SFIX 2618             SFIX 2700          SFIX 2852
    LEEK 2621             SFIX 2709          SFIX 2854
    SFIX 2625             SFIX 2713          SFIX 2858
    SFIX 2626             SFIX 2715          SFIX 2876
    SFIX 2629             SFIX 2719          SFIX 2877
    SFIX 2635             SFIX 2729          SFIX 2884
    SFIX 2637             SFIX 2736          SFIX 2887
    SFIX 2647             SFIX 2739          SFIX 2890
    SFIX 2652             SFIX 2753
    SFIX 2656             SFIX 2757


                      Page 2 of 2